Discounted Options, Section 409A Blue Coat Systems Tender Offer March 29, 2007 Exhibit (a)(5)(C)

Why are we here today?
• Blue Coat Systems has determined you hold
stock options that may be negatively
affected by a recent tax law change because
they were granted at a discount.
• Blue Coat Systems has developed a solution
that addresses the problem, but which
requires your participation and permission
to implement.
• If you do not participate, you may have
significant adverse tax consequences.

Tax Law Change:
§409A
• § 409A is a set of operating rules for items
considered to be deferred compensation.
• Certain stock options are now considered to
be deferred compensation.
• As deferred compensation, affected options
must comply with the operating rules of §
409A.
– Options by design don’t comply with these
operating rules.

Option taxation prior to §409A…
• Nonqualified Stock options (discounted or not)
were taxed as follows:
– No tax event at grant or vesting
– Income tax at exercise
• Option grant price = $2.25; stock price at vesting = $2.50
• Employee exercises when stock price = $10.00
• Income tax at exercise on the spread ($10.00-$2.25)
• Capital gains tax at sale on spread (sales price - $10.00)

Option taxation prior to §409A…
• ISO’s taxed as follows:
– No tax event at grant or vesting
– At exercise:
• Option grant price = $2.25; stock price at vesting = $2.50
• Employee exercises when stock price = $10.00
• No ordinary income tax on exercise
– Potential AMT for exercise and hold ($10.00-$2.25)
• Any gain recognized at sale on spread (sales price - 2.25)
– If holding period is met, capital gains when shares are sold
– If holding period is not met, gain on sale will always have an ordinary income component

Tax Law Change:
§409A
• What are the consequences of not
complying with § 409A’s operating rules?
– Potential income taxation prior to exercise
– 40% additional tax (20% federal & 20% CA)
– Interest penalty

Which Options are affected
• Options granted at a price below the stock
market value (FMV) on the actual grant
date (“Discount Options”).
AND
• That vest AFTER 12/31/04.
– Options granted prior to 409A’s enactment
could be affected for portions vesting 1/1/05
and later.

How did we get discounted options?
• In June 2006, Blue Coat Systems began a
voluntary review of its historical practices for
granting stock options.
• In September 2006, the Board of Directors
determined that the actual grant dates of
certain stock options, granted primarily in
2000-2004, differed from the recorded grant
dates of such options.
• As a result, the exercise price of many of
these options is below the fair market value of
the Company’s stock on the actual grant date.

Example:
• Option granted on July 10, 2002 – 1000 shares
• Option price = $2.25,  but fair market value at grant date = $2.85
• Vesting:
- 250 options vest on July 10, 2003
- 104 options vest on a monthly basis during 2003
- 250 options vest on a monthly basis during 2004
- 250 options vest on a monthly basis during 2005
- 146 options vest on a monthly basis during 2006
CONCLUSION:
- The 604 options that vested prior to 1/1/05 are NOT subject to §409A.
- The 396 options that vest after 12/31/04 are subject to §409A because they were granted at a discount.

Example: (continued)
• Assume that the fair market value of the option shares on the applicable tax date is $32 and no options were exercised.
§409A Estimated Impact
• W-2 Income Inclusion: $8,925
(= 300 options subject to §409A x $29.75 ($32 FMV - $2.25 Option Price))
Fed Ordinary Income $3,124 (35%)
CA Ordinary Income $   830 (9.3%)
Normal Stock Gain Rate $3,954
44.3%
§409A Tax (Fed/CA) $3,570 (40%)
§409A Interest $   803 (9%)
Tax Rate w/§409A $8,327 93.3%
• This will occur until exercise or expiration of the option.

11 What is the Solution?

Blue Coat’s Solution 1: Exercised Options
• Prior to 2005:  §409A Not applicable
• 2005:  Exercises of discounted options not
subject to additional 20% taxes per IRS/CA
• 2006:  Exercises of discounted options vested
1/1/05 & later are subject to additional tax(es)
– 20% federal & 20% CA additional income tax
– Company will deposit these taxes for you
– Amount is compensatory to you, has been grossed up,
& will appear on 2007 W-2

Solution 2 Proposed: Tender Offer for
Unexercised Options
• Blue Coat expects to commence a formal tender
offer for certain outstanding stock options held by
its employees. We will notify you when that
tender offer commences. We advise you to
carefully read the tender offer statement when it is
available because it will contain important
information relating to your options. We will
deliver the actual tender offer documents to all
affected employees via electronic website when
the tender commences, and those documents will
be available for free at the Securities and
Exchange Commission's public website.

Program 2 Proposed: Tender Offer for
Unexercised Options
• Amend option to increase option price,
AND
• Provide a cash payment
• Only options issued below market and vest
after 12/31/04 will be subject to the tender
offer.

Solution 2 Proposed: Tender Offer
• Amend options to increase the option price
to the fair market value on the actual grant
date
• All other terms will remain the same
(including number of shares, vesting
schedule and expiration date)
– Except:  ISOs to NQSOs

16 Solution 2 Proposed: Tender Offer • Cash Bonus payment – Equal to the difference between adjusted option price and original option price – Will be made in January 2008 per IRS requirement

Example
• Option granted on July 10, 2002 – 1,000 shares
• Option price = $2.25,  but fair market value at grant date = $2.85
• Vesting:
- 250 options vest on July 10, 2003 (NO CHANGE)
- 104 options vest on a monthly basis during 2003 (NO CHANGE)
- 250 options vest on a monthly basis during 2004 (NO CHANGE)
- 250 options vest on a monthly basis during 2005 (reprice to $2.85)
- 146 options vest on a monthly basis during 2006 (reprice to $2.85)
• Cash Payment:
– Employee receives cash payment of $237.60 = 396 options x ($2.85 - $2.25), (less bonus withholdings), paid in January 2008.

Eligibility
• Must be an employee at the close of the Tender
Offer and subject to US income taxation.
• Offer covers options that were granted at a
discount and vest after 12/31/04 and which are
unexercised at the close of the Tender offer.
• You can select which of your affected grants to
participate in the offer, but the entire unexercised
portion of the chosen grant must be selected.

Eligibility
• Exercising options which could have been
corrected via the tender offer solution
before they get amended via the solution
will subject you to the additional 20%
tax(es).
– These amounts will NOT be paid or grossed up
by Blue Coat

20 What if I do Nothing?

What if I do nothing?
• Tax Impact:
– Income taxation at vesting through exercise
– 20% additional federal tax on income amount
– 20% additional California tax on income amount
• Potentially other state additional taxes
– Interest penalty on income amount
• Will occur from vesting through exercise or
expiration of the discounted options.
• Tender offer is a one-time offer to prevent future
adverse tax consequences.

22 How do I participate?

Tender Offer Expected Timeline
• Tender Offer Begins: To be announced
• Tender Offer Ends:    20 business days later
– Late submissions will not be accepted
• Option Amendment Begins When Offer Ends
– Blue Coat will notify you when amendment process is
complete and reflected at E*Trade.
• How to submit your election: Internet link/paper
• Confirmation e-mail will be sent to you after your
submission of your election

24 What Information Have You Received? • Email that includes: – Description of Programs – Meeting announcements • This presentation – Available on Blue Coat Systems Stock Option Website

Blue Coat Systems, Inc.
Stock Option Summary
409A Statement
As of: 12/31/06

Employee Name: **Doe, John D.**

As of 12/31/06

							Okay to Exercise			409A Tax Applies, if Exercised				
Name	Option Number	Original Grant Date	Shares Granted	Strike Price	Revised Fair Market Value	Total Options Outstanding	Pre-12/31/04 Vested - Not Subject to 409A	Post 12/31/04 Vested - Not Subject to 409A	Unvested - Not Subject to 409A	Post 12/31/04 Vested - Subject to 409A	Unvested - Subject to 409A	Total Shares Subject to 409A	Increase in Value per Share	Increase in Value Related to 409A
Doe, John D.	xxyy	12/31/01	800	$ 10.00	$ 12.00	800	600			200		200	$ 2.00	$ 400.00
Doe, John D.	xxyy	12/31/02	800	$ 15.00	$ 17.00	800	400			400		400	$ 2.00	$ 800.00
Doe, John D.	xxyy	12/31/03	800	$ 20.00	$ 22.00	800	200			400	200	600	$ 2.00	$ 1,200.00
			2,400			2,400	1,200	-	-	1,000	200	1,200	$ 6.00	$ 2,400.00

25 Sample Statement

Tax Advice
• Taxation of stock option transactions can be
very complicated.
• Blue Coat Systems policy prohibits any
employees from providing personal income
tax advice to any other employee.
• This presentation is general and you should
consult with your personal tax advisor for
advice relevant to your specific situation.

Circular 230 Disclaimer Notice
• Any tax advice included in this presentation was not
intended or written to be used, and it cannot used by the
taxpayer, for the purpose of avoiding any penalties that
may be imposed by any governmental taxing authority or
agency;
• This tax advice was written to support the promotion of the matter addressed by the presentation;
• The taxpayer should seek advice based on the taxpayer’s
particular circumstances from an independent tax advisor.